Supplemental Financial Information Q2 2018 July 25, 2018 Exhibit 99.2

Forward Looking Statements and Other Disclosures This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond management’s control. These forward-looking statements may include information about possible or assumed future results of Apollo Commercial Real Estate Finance, Inc.’s (“ARI” or the “Company”) business, financial condition, liquidity, results of operations, plans and objectives. When used in this presentation, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: ARI’s business and investment strategy; ARI’s operating results; ARI’s ability to obtain and maintain financing arrangements; and the return on equity, the yield on investments and risks associated with investing in real estate assets including changes in business conditions and the general economy. The forward-looking statements are based on management’s beliefs, assumptions and expectations of future performance, taking into account all information currently available to ARI. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to ARI. Some of these factors are described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in ARI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. If a change occurs, ARI’s business, financial condition, liquidity and results of operations may vary materially from those expressed in ARI’s forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for management to predict those events or how they may affect ARI. Except as required by law, ARI is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation contains information regarding ARI’s financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), including Operating Earnings and Operating Earnings per share. Please refer to slide 20 for a definition of “Operating Earnings” and the reconciliation of the applicable GAAP financial measures to non-GAAP financial measures set forth on slides 18 and 19. This presentation may contain statistics and other data that in some cases has been obtained from or compiled from information made available by third-party service providers. ARI makes no representation or warranty, expressed or implied, with respect to the accuracy, reasonableness or completeness of such information. Past performance is not indicative nor a guarantee of future returns. Index performance and yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number and types of securities). Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of any investment by ARI.

Q2 Highlights See footnotes on page 20 Earnings Net income available to common stockholders of $48.5 million, or $0.39 per diluted share of common stock Operating Earnings1 of $54.9 million, or $0.44 per diluted share of common stock Net interest income of $70.8 million Dividend Common stock dividend of $0.46 per share 9.8% annualized dividend yield based upon closing stock price on July 24, 2018 Loan Originations Committed capital to $968.0 million of commercial real estate loans, $961.7 million of which was funded during the quarter Total committed capital for six months ended June 30, 2018 - $1.9 billion Funded $112.5 million for loans closed prior to the quarter Loan Portfolio Total loan portfolio of $4.9 billion Weighted average remaining term2 of 2.8 years Weighted average unlevered all-in-yield3 of 9.1% 91% of loans have floating interest rates Capitalization Amended the Company’s master repurchase agreement with JPMorgan Chase Bank to extend the term through June 2021 Amended and restated the Company’s master repurchase agreement with Deutsche Bank to increase the borrowing capacity to $855 million and extend the term through March 2021 Entered into a master repurchase agreement with Credit Suisse to finance a first mortgage loan Total common equity market capitalization4 of $2.2 billion at June 30, 2018

Financial Summary See footnotes on page 20 1 1 6 7 8 5

Q2 Investment Activity See footnotes on page 20 2Q18 Investment Summary Outstanding Portfolio Loans Closed 12 Commitments to New Loans $968 Add-on Fundings9 $113 Weighted Average LTV10 64% Weighted Average Unlevered All-in-Yield3 8.2% $800 mm net portfolio growth ($ mm) 12 11 11

YTD Investment Activity See footnotes on page 20 YTD Investment Summary Outstanding Portfolio Loans Closed 19 Commitments to New Loans $1,890 Add-on Fundings13 $104 Weighted Average LTV10 59% Weighted Average Unlevered All-in-Yield3 8.3% $1,187 mm net portfolio growth ($ mm) 12 11 11

Q2 Investment Activity See footnotes on page 20 Summary of New Investments $154.0 million floating-rate senior mortgage loan ($151.5 million of which was funded at closing) secured by a 623-key resort hotel in Honolulu, Hawaii $140.0 million floating-rate senior mortgage loan (all of which was funded at closing) secured by a 218-key hotel in Miami Beach, Florida $114.5 million floating-rate senior mortgage condominium inventory loan (all of which was funded at closing) secured by 22 luxury units in the Flatiron submarket of New York City $110.0 million floating-rate senior mortgage loan (all of which was funded at closing) secured by a recently constructed 612-key hotel in the Times Square submarket of New York City. ARI previously held a $105.0 million investment in the property and the upsize brings ARI’s total investment to $215 million $95.0 million floating-rate mezzanine loan (all of which was funded at closing) secured by a portfolio of 51 independent living properties comprising 5,486 units located throughout the United States $79.4 million floating-rate senior mortgage condominium inventory loan ($75.5 million of which was funded at closing) secured by 70 units in the Red Hook submarket of Brooklyn, New York £54.7 million ($72.5 million)14 floating-rate senior mortgage condominium inventory loan (all of which was funded at closing) secured by 22 units and retail space in the Soho section of London, U.K. $63.5 million floating-rate senior mortgage hotel loan (all of which was funded at closing) secured by a 404-key resort hotel located in Scottsdale, Arizona $50.0 million floating-rate senior mortgage condominium inventory loan (all of which was funded at closing) secured by 19 units and retail space in the Chelsea submarket of New York City Other investments include two floating-rate hotel loans and one multifamily loan totaling $89.1 million

Loan Position by Invested Net Equity at Amortized Cost Commercial Real Estate Loan Portfolio Overview See footnotes on page 20 Loan Position at Amortized Cost ($ mm) 6/30/2018 3/31/2018 Number of Loans 70 Loans 63 Loans Amortized Cost $4,867 $4,067 Invested Net Equity at Cost5 $2,886 $2,885 Unfunded Loan Commitments11 $818 $853 Weighted Average Unlevered Yield on Floating-Rate Loans L+ 6.9% L+7.3% Weighted Average Unlevered All-in-Yield on Loan Portfolio3 9.1% 9.2% Weighted Average Remaining Term2 2.8 Years 2.7 Years

Commercial Real Estate Loan Portfolio Overview See footnotes on page 20 Geographic Diversification by Amortized Cost ($ mm) 15 16 Property Type by Amortized Cost

Weighted Average Yield on Loans with Floating Rate – L+5.7% - Weighted Average All-in Yield3 on All Senior Loans – 7.8% Senior Loan Portfolio Overview See footnotes on page 20 17 18 19 19

Subordinate Loan Portfolio Overview See footnotes on page 20 Weighted Average Yield on Loans with Floating Rate – L+11.6% - Weighted Average All-in Yield3 on All Subordinate Loans – 13.4% TOTAL PORTFOLIO WEIGHTED AVERAGE: Yield on Loans with Floating Rate – L+6.9% - All-in-Yield3 – 9.1% 17 18 20 20

Loan Portfolio Maturity Profile See footnotes on page 20 Fully Extended Loan Maturities and Estimated Future Fundings21,22,23 ($ mm)

Capital Structure Overview See footnotes on page 20 Debt to Common Equity Ratio7: 1.2x Fixed Charge Coverage8: 2.7x ~$5.2 Billion Total Market Capitalization Capital Structure Detail Capital Structure Composition 24 25 4 2 25 25

See footnotes on page 20 ~ ~ ~ ~ 26 Liquidity

Interest Rate Sensitivity See footnotes on page 20 Rate Profile of Loan Portfolio21 Net Interest Income Sensitivity to LIBOR27 Net Interest Income per Share Increases with LIBOR Increase

Financials

Consolidated Balance Sheets

Consolidated Statements of Operations

Reconciliation of GAAP Net Income to Operating Earnings1 See footnotes on page 20

Reconciliation of GAAP Net Income to Operating Earnings1 See footnotes on page 20

Footnotes Operating Earnings is a non-GAAP financial measure that is used by the Company to approximate cash available for distribution and is defined by the Company as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding); (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains/losses, other than realized gains/(losses) related to interest income; (v) the non-cash amortization expense related to the reclassification of a portion of the convertible senior notes to stockholders’ equity in accordance with GAAP; and (vi) provision for loan losses and impairments. Please see slide 18 and 19 for a reconciliation of GAAP net income and GAAP net income per share to Operating Earnings and Operating Earnings per Share. Operating Earnings may also be adjusted to exclude certain other non-cash items, as determined by ACREFI Management, LLC, the Company’s external manager (the “Manager”) and approved by a majority of the Company's independent directors. Assumes exercise of all extension options. Weighted Average Unlevered All-in-Yield on the loan portfolio is based on the applicable benchmark rates as of June 30, 2018 on the floating rate loans and includes accrual of origination, extension, and exit fees. Common equity market capitalization represents shares of common stock outstanding times the closing stock price on June 30, 2018. Invested Net Equity at Cost is the amortized cost of loans less principal balance of secured debt arrangements; does not include debt secured by proceeds held by servicer. Total debt balance less $20,307 and $14,348 at June 30, 2018 and December 31, 2017, respectively, in deferred financing costs. Represents total secured debt arrangements and convertible senior notes, less cash and loan proceeds held by servicer to common equity. Fixed charge coverage is EBITDA divided by interest expense and preferred stock dividends. For loans closed prior to Q2 2018. Reflects LTV as of date loans were originated or acquired. Unfunded loan commitments are for loans that have yet to be funded. Includes foreign currency appreciation/depreciation, PIK interest, loan loss reserves, and the accretion of loan costs and fees. For loans closed prior to 2018. Conversion to USD on the date of investment. Other includes a data center and water park resorts. Amounts and percentages may not foot due to rounding. Both loans are secured by the same property. Both loans are secured by the same property. Amortized cost for these loans is net of the recorded provisions for loan losses and impairments. Both loans are secured by the same property. Based upon face amount of loans. Maturities reflect the fully funded amounts of the loans. Future funding dates are based upon the Manager’s estimates based upon the best information available to the Manager at the time. There is no assurance that the payments will occur in accordance with these estimates or at all, which could affect the Company’s operating results. The debt balance as of June 30, 2018, includes asset specific borrowing: currently $132 million max capacity, all of which is drawn. Conversion to USD using applicable June 30, 2018 spot rate. Subject to availability of qualifying collateral assets, and approval of lenders. Any such hypothetical impact on interest rates on the Company’s variable rate borrowings does not consider the effect of any change in overall economic activity that could occur in a rising interest rate environment.  Further, in the event of a change in interest rates of that magnitude, the Company may take actions to further mitigate the Company’s exposure to such a change.  However, due to the uncertainty of the specific actions that would be taken and their possible effects, this analysis assumes no changes in the Company’s financial structure. The analysis incorporates movements in both USD LIBOR and GBP LIBOR.